News Release
Contact:
Angie Yang
SVP, Investor Relations
213-251-2219
angie.yang@BBCNbank.com

BBCN BANCORP REPORTS STRONG FINANCIAL RESULTS
FOR 2015 FOURTH QUARTER AND FULL YEAR

Q4 2015 Summary:

▪	New loan originations increase to a quarterly record high of $550 million

▪	Loans receivable increase 5% to $6.25 billion, or 12% for 2015

▪	Total deposits increase 5% to $6.34 billion, or 11% for 2015

▪	Total assets increase 4% to $7.91 billion, or 11% for 2015

▪	Net income totals $22.9 million, or $0.29 per diluted common share

▪	BBCN agrees to combine with Wilshire Bancorp in a strategic merger of equals creating the only super regional Korean-American bank in the U.S.

LOS ANGELES - January 25, 2016 - BBCN Bancorp, Inc. (the “Company”) (NASDAQ: BBCN), the holding company of BBCN Bank (the “Bank”), today reported strong financial results for its 2015 fourth quarter, posting net income of $22.9 million, or $0.29 per diluted common share, which included merger-related expenses of $1.4 million associated with the merger of equals with Wilshire Bancorp, Inc (NASDAQ: WIBC). This compares with net income of $25.1 million, or $0.32 per diluted common share, in the preceding 2015 third quarter, and $22.7 million, or $0.29 per diluted common share, in the fourth quarter a year ago.

For the full year, net income increased to $92.3 million, or $1.16 per diluted common share, from 2014 net income of $88.6 million, or $1.11 per diluted common share.

“BBCN delivered a strong fourth quarter to complete a solid year of achievements marked by robust loan origination volumes, disciplined cost management and strategic business expansion,” said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. “New loan originations for the quarter reached a record $550 million, resulting in a 12% increase in loans receivable over year-end 2014. For the full year, we booked an aggregate $1.69 billion in new loans, representing a 27% increase over origination volumes in the prior year. We are pleased that our net interest margin held relatively steady at 3.88%, despite the extremely competitive business environment, and our ongoing focus on expense management contributed to an efficiency ratio of just 47.06% for the fourth quarter.

“In addition to the progress made to date in becoming a more diversified financial institution, we embarked on a new journey with Wilshire Bancorp to merge the top two commercial lenders in our space and create the only super regional Korean-American bank in the United States. The combined entity will enjoy a significantly stronger competitive position, with unrivaled leadership among our niche peers and unparalleled opportunity to cross-sell a comprehensive offering of products and services. As we begin the new year, we remain excited about the significantly brighter prospects of our organization, and look forward to further improving upon the value proposition BBCN is providing to its customers, employees and shareholders,” said Kim.

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Financial Highlights

(dollars in thousands, except per share data)	At or for the Three Months Ended
	12/31/2015	9/30/2015	12/31/2014
Net income	$22,869	$25,092	$22,687
Diluted earnings per share	$0.29	$0.32	$0.29
Net interest income before provision for loan losses	$71,768	$68,761	$66,234
Net interest margin	3.88%	3.87%	3.90%
Noninterest income	$10,977	$11,183	$11,980
Noninterest expense	$38,938	$36,755	$38,940
Net loans receivable	$6,171,933	$5,901,614	$5,497,434
Deposits	$6,340,976	$6,028,865	$5,693,452
Nonaccrual loans (1)	$40,801	$32,446	$46,353
ALLL to loans receivable	1.22%	1.19%	1.22%
ALLL to nonaccrual loans (1)	187.27%	219.16%	146.18%
ALLL to nonperforming assets (1) (2)	69.34%	65.80%	53.87%
Provision for loan losses	$4,900	$600	$2,360
Net charge offs (recoveries)	$(398)	$(392)	$2,834
ROA	1.19%	1.35%	1.28%
ROE	9.76%	10.96%	10.42%
Efficiency ratio	47.06%	45.98%	49.79%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $18.7 million, $19.9 million and $28.9 million at December 31, 2015, September 30, 2015, and December 31, 2014, respectively.
(2) Nonperforming assets exclude acquired credit impaired loans totaling $12.2 million, $18.5 million and $30.4 million at December 31, 2015, September 30, 2015, and December 31, 2014, respectively.

Operating Results for the 2015 Fourth Quarter

The comparability of BBCN’s operating results with past performance is impacted by acquisition accounting adjustments related to past acquisitions. The Company provides the following supplemental information to facilitate a better understanding of financial performance. Net interest income for the three months ended December 31, 2015, September 30, 2015 and December 31, 2014 include the following pre-tax acquisition accounting adjustments related to past acquisitions:

(dollars in thousands)	Three Months Ended
	12/31/2015	9/30/2015	12/31/2014
Accretion of discount on acquired performing loans	$2,648	$2,496	$3,190
Accretion of discount on acquired credit impaired loans	2,206	1,723	1,670
Amortization of premium on acquired FHLB borrowings	97	97	96
Accretion of discount on acquired subordinated debt	(44)	(43)	(41)
Amortization of premium on acquired time deposits	28	34	1,056
Total	$4,935	$4,307	$5,971

Net Interest Income and Net Interest Margin. Net interest income before provision for loan losses for the 2015 fourth quarter totaled $71.8 million, up 4% over $68.8 million in the preceding 2015 third quarter, and up 8% over $66.2 million in the year-ago fourth quarter. The Company attributed the increases in net interest income to the steady organic growth in loans receivable, which resulted in higher interest income on earning assets versus the comparable periods.

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The net interest margin (net interest income divided by average interest earning assets) and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	12/31/2015	9/30/2015	change	12/31/2014	change
Net interest margin, excluding the effect of acquisition accounting adjustments	3.59%	3.60%	(0.01)%	3.57%	0.02%
Acquisition accounting adjustments	0.29	0.27	0.02	0.33	(0.04)
Net interest margin	3.88%	3.87%	0.01%	3.90%	(0.02)%

The net interest margin for the 2015 fourth quarter held relatively steady, up 1 basis point over the preceding third quarter to 3.88%, but down 1 basis point on a core basis when excluding the effect of acquisition accounting adjustments. Compared with the prior-year fourth quarter, net interest margin decreased 2 basis points, or increased 2 basis points when excluding the effect of acquisition accounting adjustments.

The weighted average yield on loans and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	12/31/2015	9/30/2015	change	12/31/2014	change
Weighted average yield on loans, excluding the effect of acquisition accounting adjustments	4.64%	4.62%	0.02%	4.71%	(0.07)%
Acquisition accounting adjustments	0.35	0.32	0.03	0.40	(0.05)
Weighted average yield on loans	4.99%	4.94%	0.05%	5.11%	(0.12)%

The weighted average yield on loans for the 2015 fourth quarter increased 5 basis points to 4.99% from the preceding 2015 third quarter, or 2 basis points excluding the effect of acquisition accounting adjustments. The weighted average yield on new loans originated during the 2015 fourth quarter increased 1 basis point to 4.24% from 4.23% in the preceding third quarter.

Compared with the prior-year fourth quarter, the weighted average yield on loans decreased 12 basis points, or 7 basis points on a core basis excluding the effect of acquisition accounting adjustments.

The weighted average cost of deposits and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	12/31/2015	9/30/2015	change	12/31/2014	change
Weighted average cost of deposits, excluding the effect of acquisition accounting adjustments	0.60%	0.57%	0.03%	0.56%	0.04%
Acquisition accounting adjustments	—	—	—	(0.01)	0.01
Weighted average cost of deposits	0.60%	0.57%	0.03%	0.55%	0.05%

The weighted average cost of deposits for the 2015 fourth quarter increased 3 basis points from the preceding third quarteron an as reported and core basis excluding the effect of amortization of premium on time deposits assumed in acquisitions. Compared with the prior-year fourth quarter, the weighted average cost of deposits increased 5 basis points, or 4 basis points when excluding the effect of premium amortization on time deposits assumed in acquisitions.

Noninterest Income. Noninterest income for the 2015 fourth quarter totaled $11.0 million, compared with $11.2 million in the preceding 2015 third quarter and $12.0 million in the 2014 fourth quarter. Aside from normal fluctuations in service fees on deposit accounts and other noninterest income and fees, the variations in noninterest income is largely attributed to the changes in net gain on sales of SBA loans quarter-by-quarter.

Noninterest Expense. Total noninterest expense for the 2015 fourth quarter amounted to $38.9 million, including merger-related expenses of $1.4 million associated with the previously announced merger of equals with Wilshire Bancorp, Inc. This compares with total noninterest expense of $36.8 million in the preceding third quarter and $38.9 million in the prior-year

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fourth quarter, neither of which quarters included any significant merger-related expenses. Salaries and employee benefits expense totaled $21.3 million for the 2015 fourth quarter, compared with $21.5 million for the preceding third quarter and $19.3 million for the fourth quarter a year ago. The total number of FTEs as of December 31, 2015 was 938, compared with 941 as of September 30, 2015 and 915 as of December 31, 2014.

Income Tax Provision. The effective tax rate for the 2015 fourth quarter was 41.2%, compared with 41.1% for the preceding 2015 third quarter and 38.5% for the 2014 fourth quarter.
Balance Sheet Summary

Loans receivable totaled $6.25 billion at December 31, 2015, reflecting a 5% increase over $5.97 billion at September 30, 2015, and a 12% increase over the course of the full year from $5.57 billion at December 31, 2014.

Total new loan originations during the 2015 fourth quarter amounted to $550.2 million, including SBA loan originations of $82.6 million. Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans, which amounted to $39.4 million for the fourth quarter of 2015, compared with $46.1 million for the preceding 2015 third quarter. During the 2015 fourth quarter, the Company sold $41.9 million of its SBA loans held for sale.

Aggregate pay offs and pay downs for the 2015 fourth quarter amounted to $263.0 million, compared with $267.1 million for the preceding 2015 third quarter and $255.9 million for the year-ago fourth quarter.

Total deposits increased 5% to $6.34 billion at December 31, 2015 from $6.03 billion at September 30, 2015, predominantly reflecting increases in money market accounts, along with increases in noninterest bearing demand deposits and jumbo time deposits. Noninterest bearing deposits at the close of the fourth quarter increased 4% from September 30, 2015 and accounted for 27% of total deposits. Total deposits increased 11% when compared with December 31, 2014 from $5.69 billion.

Credit Quality

The provision for loan losses for the 2015 fourth quarter was $4.9 million, compared with $600,000 for the preceding 2015 third quarter and $2.4 million for the prior-year fourth quarter.

For a more detailed understanding of the changes in the Allowance for Loan and Lease Losses (“ALLL”), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as “Legacy Loans”) and loans acquired through the Center Financial, Pacific International and Foster transactions (referred to as “Acquired Loans”). The Acquired Loans are further segregated between performing and credit impaired loans.

The composition of the ALLL as of December 31, 2015, September 30, 2015, and December 31, 2014 is as follows:

(dollars in thousands)	12/31/2015	9/30/2015	12/31/2014
Legacy Loans (1)	$63,309	$57,200	$58,644
Acquired Loans - Performing (2)	1,117	1,418	1,767
Acquired Loans - Credit Impaired (2)	11,982	12,492	7,347
Total ALLL	$76,408	$71,110	$67,758

Loans Receivable	$6,248,341	$5,972,724	$5,565,192
ALLL coverage ratio	1.22%	1.19%	1.22%

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(1)	Legacy Loans include loans originated by the Bank’s predecessor bank, loans originated by BBCN and loans that were acquired and that have been refinanced as new loans.

(2)	Acquired Loans were marked to fair value at acquisition date, and the allowance for loan losses reflect provisions for credit deterioration since the acquisition date.

Following are the components of criticized loan balances as of December 31, 2015, September 30, 2015, and December 31, 2014:

(dollars in thousands)	12/31/2015	9/30/2015	12/31/2014
Special Mention (1)	$104,186	$141,655	$122,335
Classified (1)	203,576	178,720	224,062
Criticized	$307,762	$320,375	$346,397

(1)	Balances include Acquired Loans which were marked to fair value on the date of acquisition.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding acquired credit impaired loans) and accruing restructured loans. Nonaccrual loans at December 31, 2015 totaled $40.8 million, or 0.65% of loans receivable. This compares with nonaccrual loans of $32.4 million, or 0.54% of loans receivable, at September 30, 2015 and $46.4 million, or 0.83% of loans receivable, at December 31, 2014. Accruing restructured loans declined to $48.0 million at December 31, 2015 from $54.3 million at September 30, 2015 and $57.1 million at December 31, 2014. Total nonperforming loans at December 31, 2015 amounted to $89.2 million, or 1.43% of loans receivable, compared with $86.7 million, or 1.45% of loans receivable, at September 30, 2015 and $103.8 million, or 1.87% of loans receivable, at December 31, 2014.

Nonperforming assets, including nonperforming loans and other real estate owned, amounted to $110.2 million at December 31, 2015, or 1.39% of total assets, compared with $108.1 million, or 1.43% of total assets, at September 30, 2015, and $125.8 million, or 1.76% of total assets, at December 31, 2014.

For the 2015 fourth quarter, the Company recorded net recoveries of $398,000, or 0.03% of average loans receivable on an annualized basis. This compares with net recoveries of $392,000 for the 2015 third quarter, or 0.03% of average loans receivable on an annualized basis. In the year-ago fourth quarter, the Company recorded net charge offs of $2.8 million, or 0.21% of average loans receivable on an annualized basis.

The allowance for loan losses at December 31, 2015 was $76.4 million, or 1.22% of loans receivable (excluding loans held for sale), compared with $71.1 million, or 1.19%, at September 30, 2015 and $67.8 million, or 1.22%, at December 31, 2014. The coverage ratio of the allowance for loan losses to nonperforming loans (excluding acquired credit impaired loans) was 85.70% at December 31, 2015, versus 82.00% at September 30, 2015 and 65.25% at December 31, 2014.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) totaled $138.1 million at December 31, 2015, compared with $119.5 million at September 30, 2015 and $127.1 million at December 31, 2014.

Capital

At December 31, 2015, the Company continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” institution, as summarized in the following table.

	12/31/2015	9/30/2015	12/31/2014
Common Equity Tier 1 Capital	12.01%	12.34%	12.96%
Leverage Ratio	11.53%	11.76%	11.62%
Tier 1 Risk-based Ratio	12.60%	12.95%	13.64%
Total Risk-based Ratio	13.73%	14.05%	14.80%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

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	12/31/2015	9/30/2015	12/31/2014
Tangible common equity per share (1)	$10.43	$10.32	$9.72
Tangible common equity to tangible assets (1)	10.63%	10.99%	11.00%

(1)
Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposits intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders’ equity and total assets.

Investor Conference Call

The Company will host an investor conference call on Tuesday, January 26, 2016 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the 2015 fourth quarter and full year. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “BBCN Bancorp Call.” Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp’s website at www.BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through February 2, 2016, replay access code 10078608.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $7.9 billion in assets as of December 31, 2015. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington and Virginia; eight loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California, Annandale, Virginia, Portland, Oregon and Fremont, California; and a representative office in Seoul, Korea. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Additional Information and Where to Find It

In connection with the proposed merger, BBCN Bancorp, Inc. will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement/Prospectus of Wilshire Bancorp, Inc. and BBCN Bancorp, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the Securities and Exchange Commission (“SEC”), as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about BBCN Bancorp and Wilshire Bancorp at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from BBCN at www.BBCNbank.com in the “Investor Relations” section under the “About” tab, or from Wilshire Bancorp at www.wilshirebank.com in the “Investor Relations” section under the “About Wilshire Bank” tab.

Participants in Solicitation

BBCN Bancorp, Wilshire Bancorp and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning BBCN Bancorp’s participants is set forth in the proxy statement, dated May 1, 2015, and supplemental proxy materials, dated May 20, 2015, for BBCN Bancorp’s 2015 annual meeting of stockholders, as filed with the SEC on Schedules 14A. Information concerning Wilshire Bancorp’s participants is set forth in the proxy statement, dated April 9, 2015, for Wilshire Bancorp’s 2015 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of BBCN Bancorp and Wilshire Bancorp in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.

Forward-Looking Statements

This press release contains statements regarding the proposed transaction between BBCN Bancorp and Wilshire Bancorp, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of BBCN Bancorp and Wilshire Bancorp. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of BBCN Bancorp, Wilshire Bancorp and the combined company, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as

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“expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of the shareholders of both BBCN Bancorp and Wilshire Bancorp, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating BBCN Bancorp and Wilshire Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined company’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company’s business and operating results.

For a more complete list and description of such risks and uncertainties, refer to BBCN Bancorp’s Form 10-K for the year ended December 31, 2014, as amended, and Wilshire Bancorp’s Form 10-K for the year ended December 31, 2014, as well as other filings made by BBCN Bancorp and Wilshire Bancorp with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, BBCN Bancorp and Wilshire Bancorp disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

# # #

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BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

Assets	12/31/2015	9/30/2015	% change	12/31/2014	% change
Cash and due from banks	$298,389	$278,375	7%	$462,160	(35)%
Securities available for sale, at fair value	1,010,556	972,962	4%	792,523	28%
Federal Home Loan Bank, Federal Reserve Bank stock and other investments	66,859	63,674	5%	32,708	104%
Loans held for sale, at the lower of cost or fair value	8,273	25,103	(67)%	28,311	(71)%
Loans receivable	6,248,341	5,972,724	5%	5,565,192	12%
Allowance for loan losses	(76,408)	(71,110)	7%	(67,758)	13%
Net loans receivable	6,171,933	5,901,614	5%	5,497,434	12%
Accrued interest receivable	15,195	13,981	9%	13,634	11%
Premises and equipment, net	34,575	34,798	(1)%	30,722	13%
Bank owned life insurance	47,018	46,741	1%	45,927	2%
Goodwill	105,401	105,401	—%	105,401	—%
Servicing assets	12,000	11,505	4%	10,341	16%
Other intangible assets, net	2,820	3,086	(9)%	3,887	(27)%
Other assets	139,051	125,762	11%	117,282	19%
Total assets	$7,912,070	$7,583,002	4%	$7,140,330	11%

Liabilities
Deposits	$6,340,976	$6,028,865	5%	$5,693,452	11%
Borrowings from Federal Home Loan Bank	530,591	530,689	—%	480,975	10%
Subordinated debentures	42,327	42,284	—%	42,158	—%
Accrued interest payable	6,007	6,231	(4)%	5,855	3%
Other liabilities	54,074	45,364	19%	35,117	54%
Total liabilities	6,973,975	6,653,433	5%	6,257,557	11%

Stockholders’ Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at December 31, 2015, September 30, 2015, and December 31, 2014; issued and outstanding, 79,566,356, 79,553,460, and 79,503,552 shares at December 31, 2015, September 30, 2015, and December 31, 2014, respectively	80	80	—%	79	1%
Capital surplus	541,596	541,349	—%	541,589	—%
Retained earnings	398,251	384,133	4%	339,400	17%
Accumulated other comprehensive (loss) income, net	(1,832)	4,007	(146)%	1,705	(207)%
Total stockholders’ equity	938,095	929,569	1%	882,773	6%
Total liabilities and stockholders’ equity	$7,912,070	$7,583,002	4%	$7,140,330	11%

Table Page 1

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
	12/31/2015	9/30/2015	% change	12/31/2014	% change	12/31/2015	12/31/2014	% change
Interest income:
Interest and fees on loans	$76,807	$73,650	4%	$70,999	8%	$291,344	$283,817	3%
Interest on securities	5,544	4,658	19%	3,961	40%	18,611	16,084	16%
Interest on federal funds sold and other investments	622	751	(17)%	807	(23)%	3,705	2,756	34%
Total interest income	82,973	79,059	5%	75,767	10%	313,660	302,657	4%

Interest expense:
Interest on deposits	9,297	8,390	11%	7,797	19%	33,412	29,178	15%
Interest on other borrowings	1,908	1,908	—%	1,736	10%	7,206	6,882	5%
Total interest expense	11,205	10,298	9%	9,533	18%	40,618	36,060	13%

Net interest income before provision for loan losses	71,768	68,761	4%	66,234	8%	273,042	266,597	2%
Provision for loan losses	4,900	600	717%	2,360	108%	8,000	12,638	(37)%
Net interest income after provision for loan losses	66,868	68,161	(2)%	63,874	5%	265,042	253,959	4%

Noninterest income:
Service fees on deposit accounts	2,944	3,170	(7)%	3,398	(13)%	12,206	13,686	(11)%
Net gains on sales of SBA loans	3,112	3,390	(8)%	4,062	(23)%	12,665	13,174	(4)%
Net gains on sales of other loans	17	26	(35)%	—	100%	270	—	100%
Net gains on sales of securities available for sale	—	—	—%	—	—%	424	—	100%
Other income and fees	4,904	4,597	7%	4,520	8%	18,126	17,327	5%
Total noninterest income	10,977	11,183	(2)%	11,980	(8)%	43,691	44,187	(1)%

Noninterest expense:
Salaries and employee benefits	21,329	21,457	(1)%	19,273	11%	84,899	75,701	12%
Occupancy	4,949	4,941	—%	5,070	(2)%	19,391	19,130	1%
Furniture and equipment	2,330	2,329	—%	2,190	6%	9,245	8,132	14%
Advertising and marketing	906	1,309	(31)%	1,295	(30)%	5,090	5,426	(6)%
Data processing and communications	2,175	2,192	(1)%	2,270	(4)%	9,179	8,896	3%
Professional fees	1,618	1,289	26%	1,687	(4)%	5,585	5,882	(5)%
FDIC assessment	1,040	1,027	1%	1,115	(7)%	4,088	4,353	(6)%
Credit related expenses	324	75	332%	1,274	(75)%	1,924	6,876	(72)%
OREO (income) expense	(154)	(721)	(79)%	1,653	(109)%	1,523	3,270	(53)%
Merger related expense	1,438	24	5,892%	32	4,394%	1,540	322	378%
Other	2,983	2,833	5%	3,081	(3)%	10,920	13,636	(20)%
Total noninterest expense	38,938	36,755	6%	38,940	—%	153,384	151,624	1%
Income before income taxes	38,907	42,589	(9)%	36,914	5%	155,349	146,522	6%
Income tax provision	16,038	17,497	(8)%	14,227	13%	63,091	57,907	9%
Net income	$22,869	$25,092	(9)%	$22,687	1%	$92,258	$88,615	4%

Earnings Per Common Share:
Basic	$0.29	$0.32		$0.29		$1.16	$1.11
Diluted	$0.29	$0.32		$0.29		$1.16	$1.11

Average Shares Outstanding:
Basic	79,556,859	79,552,873		79,500,638		79,549,651	79,493,742
Diluted	79,601,452	79,584,536		79,596,391		79,611,800	79,611,037

Table Page 2

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	At or for the Three Months Ended (Annualized)			At or for the Twelve Months Ended (Annualized)
Profitability measures:	12/31/2015	9/30/2015	12/31/2014	12/31/2015	12/31/2014
ROA	1.19%	1.35%	1.28%	1.25%	1.30%
ROE	9.76%	10.96%	10.42%	10.11%	10.44%
Return on average tangible equity [1]	11.03%	12.44%	11.91%	11.48%	12.00%
Net interest margin	3.88%	3.87%	3.90%	3.88%	4.13%
Efficiency ratio	47.06%	45.98%	49.79%	48.43%	48.79%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangibles assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended			Three Months Ended
	12/31/2015			9/30/2015			12/31/2014
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$6,102,693	$76,807	4.99%	$5,918,005	$73,650	4.94%	$5,508,850	$70,999	5.11%
Securities available for sale	1,010,247	5,544	2.20%	877,054	4,658	2.12%	712,245	3,961	2.22%
FRB and FHLB stock and other investments	225,529	622	1.08%	265,044	751	1.11%	524,225	807	0.60%
Total interest earning assets	$7,338,469	$82,973	4.49%	$7,060,103	$79,059	4.44%	$6,745,320	$75,767	4.46%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$1,855,772	$3,651	0.78%	$1,695,709	$3,141	0.73%	$1,686,608	$2,936	0.69%
Savings	189,271	410	0.86%	196,090	419	0.85%	199,387	459	0.91%
Time deposits:
$100,000 or more	1,752,429	3,764	0.85%	1,677,861	3,450	0.82%	1,606,508	3,185	0.79%
Other	704,040	1,472	0.83%	677,338	1,380	0.81%	646,961	1,217	0.74%
Total time deposits	2,456,469	5,236	0.85%	2,355,199	4,830	0.81%	2,256,469	4,402	0.77%
Total interest bearing deposits	4,501,512	9,297	0.82%	4,246,998	8,390	0.78%	4,142,464	7,797	0.75%
FHLB advances	515,981	1,507	1.16%	532,926	1,514	1.13%	481,340	1,351	1.11%
Other borrowings	40,764	401	3.85%	40,716	394	3.79%	40,578	385	3.72%
Total interest bearing liabilities	5,058,257	$11,205	0.88%	4,820,640	$10,298	0.85%	4,664,382	$9,533	0.81%
Noninterest bearing demand deposits	1,645,237			1,630,633			1,514,678
Total funding liabilities/cost of funds	$6,703,494		0.66%	$6,451,273		0.63%	$6,179,060		0.61%
Net interest income/net interest spread		$71,768	3.61%		$68,761	3.60%		$66,234	3.65%
Net interest margin			3.88%			3.87%			3.90%
Net interest margin, excluding effect of nonaccrual loan income (expense)			3.88%			3.87%			3.91%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			3.83%			3.85%			3.89%
Nonaccrual loan income recognized (reversed)		$71			$—			$(164)
Prepayment fee income received		902			333			206
Net		$973			$333			$42

Cost of deposits:
Noninterest bearing demand deposits	$1,645,237	$—		$1,630,633	$—		$1,514,678	$—
Interest bearing deposits	4,501,512	9,297	0.82%	4,246,998	8,390	0.78%	4,142,464	7,797	0.75%
Total deposits	$6,146,749	$9,297	0.60%	$5,877,631	$8,390	0.57%	$5,657,142	$7,797	0.55%

Table Page 4

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Twelve Months Ended			Twelve Months Ended
	12/31/2015			12/31/2014
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$5,846,658	$291,344	4.98%	$5,355,243	$283,817	5.30%
Securities available for sale	871,010	18,611	2.14%	713,775	16,084	2.25%
FRB and FHLB stock and other investments	313,904	3,705	1.16%	389,298	2,736	0.69%
Term federal funds sold	—	—	NA	3,342	20	0.60%
Total interest earning assets	$7,031,572	$313,660	4.46%	$6,461,658	$302,657	4.68%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$1,697,033	$12,430	0.73%	$1,514,386	$10,270	0.68%
Savings	193,610	1,670	0.86%	206,667	2,095	1.01%
Time deposits:
$100,000 or more	1,723,410	14,105	0.82%	1,598,960	11,942	0.75%
Other	654,583	5,207	0.80%	671,766	4,871	0.73%
Total time deposits	2,377,993	19,312	0.81%	2,270,726	16,813	0.74%
Total interest bearing deposits	4,268,636	33,412	0.78%	3,991,779	29,178	0.73%
FHLB advances	503,127	5,645	1.12%	452,923	5,245	1.16%
Other borrowings	40,694	1,561	3.78%	43,459	1,637	3.72%
Total interest bearing liabilities	4,812,457	$40,618	0.84%	4,488,161	$36,060	0.80%
Noninterest bearing demand deposits	1,611,068			1,448,141
Total funding liabilities/cost of funds	$6,423,525		0.63%	$5,936,302		0.61%
Net interest income/net interest spread		$273,042	3.62%		$266,597	3.88%
Net interest margin			3.88%			4.13%
Net interest margin, excluding effect of nonaccrual loan income (expense)			3.88%			4.13%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			3.85%			4.10%
Nonaccrual loan income recognized (reversed)		$27			$(26)
Prepayment fee income received		2,202			1,729
Net		$2,229			$1,703

Cost of deposits:
Noninterest bearing demand deposits	$1,611,068	$—		$1,448,141	$—
Interest bearing deposits	4,268,636	33,412	0.78%	3,991,779	29,178	0.73%
Total deposits	$5,879,704	$33,412	0.57%	$5,439,920	$29,178	0.54%

Table Page 5

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
AVERAGE BALANCES	12/31/2015	9/30/2015	% change	12/31/2014	% change	12/31/2015	12/31/2014	% change
Loans receivable, including loans held for sale	$6,102,693	$5,918,005	3%	$5,508,850	11%	$5,846,658	$5,355,243	9%
Investments	1,235,776	1,142,098	8%	1,236,470	—%	1,184,914	1,106,415	7%
Interest earning assets	7,338,469	7,060,103	4%	6,745,320	9%	7,031,572	6,461,658	9%
Total assets	7,700,709	7,424,598	4%	7,099,418	8%	7,389,528	6,830,244	8%

Interest bearing deposits	4,501,512	4,246,998	6%	4,142,464	9%	4,268,636	3,991,779	7%
Interest bearing liabilities	5,058,257	4,820,640	5%	4,664,382	8%	4,812,457	4,488,161	7%
Noninterest bearing demand deposits	1,645,237	1,630,633	1%	1,514,678	9%	1,611,068	1,448,141	11%
Stockholders’ equity	937,664	915,702	2%	871,291	8%	912,609	848,443	8%
Net interest earning assets	2,280,212	2,239,463	2%	2,080,938	10%	2,219,115	1,973,497	12%

LOAN PORTFOLIO COMPOSITION:	12/31/2015	9/30/2015	% change	12/31/2014	% change
Commercial loans	$1,079,316	$1,060,618	2%	$1,038,383	4%
Real estate loans	5,069,482	4,827,281	5%	4,439,850	14%
Consumer and other loans	102,573	88,092	16%	89,849	14%
Loans outstanding	6,251,371	5,975,991	5%	5,568,082	12%
Unamortized deferred loan fees - net of costs	(3,030)	(3,267)	7%	(2,890)	(5)%
Loans, net of deferred loan fees and costs	6,248,341	5,972,724	5%	5,565,192	12%
Allowance for loan losses	(76,408)	(71,110)	(7)%	(67,758)	(13)%
Loan receivable, net	$6,171,933	$5,901,614	5%	$5,497,434	12%

REAL ESTATE LOANS BY PROPERTY TYPE:	12/31/2015	9/30/2015	% change	12/31/2014	% change
Retail buildings	$1,326,516	$1,236,686	7%	$1,244,133	7%
Hotels/motels	1,061,111	1,031,931	3%	889,411	19%
Gas stations/car washes	667,496	648,759	3%	602,946	11%
Mixed-use facilities	369,425	349,097	6%	334,068	11%
Warehouses	529,255	500,747	6%	450,356	18%
Multifamily	245,532	222,047	11%	205,280	20%
Other	870,147	838,014	4%	713,656	22%
Total	$5,069,482	$4,827,281	5%	$4,439,850	14%

DEPOSIT COMPOSITION	12/31/2015	9/30/2015	% change	12/31/2014	% change
Noninterest bearing demand deposits	$1,694,427	$1,631,672	4%	$1,543,018	10%
Money market and other	1,983,250	1,783,760	11%	1,663,855	19%
Saving deposits	187,498	193,895	(3)%	198,205	(5)%
Time deposits of $100,000 or more	1,772,984	1,716,267	3%	1,667,367	6%
Other time deposits	702,817	703,271	—%	621,007	13%
Total deposit balances	$6,340,976	$6,028,865	5%	$5,693,452	11%

DEPOSIT COMPOSITION (%)	12/31/2015	9/30/2015		12/31/2014
Noninterest bearing demand deposits	26.7%	27.1%		27.1%
Money market and other	31.3%	29.6%		29.2%
Saving deposits	3.0%	3.2%		3.5%
Time deposits of $100,000 or more	28.0%	28.5%		29.3%
Other time deposits	11.0%	11.6%		10.9%
Total deposit balances	100.0%	100.0%		100.0%

Table Page 6

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

CAPITAL RATIOS	12/31/2015	9/30/2015	12/31/2014
Total stockholders’ equity	$938,095	$929,569	$882,773
Common Equity Tier 1 ratio	12.01%	12.34%	12.96%
Tier 1 risk-based capital ratio	12.60%	12.95%	13.64%
Total risk-based capital ratio	13.73%	14.05%	14.80%
Tier 1 leverage ratio	11.53%	11.76%	11.62%
Total risk weighted assets	$6,940,980	$6,641,660	$5,956,129
Book value per common share	$11.79	$11.68	$11.10
Tangible common equity to tangible assets [2]	10.63%	10.99%	11.00%
Tangible common equity per share [2]	$10.43	$10.32	$9.72

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:
	12/31/2015	9/30/2015	12/31/2014
Total stockholders’ equity	$938,095	$929,569	$882,773
Less: Common stock warrant	—	—	(378)
Goodwill and core deposit intangible assets, net	(108,221)	(108,487)	(109,288)
Tangible common equity	$829,874	$821,082	$773,107

Total assets	$7,912,070	$7,583,002	$7,140,330
Less: Goodwill and core deposit intangible assets, net	(108,221)	(108,487)	(109,288)
Tangible assets	$7,803,849	$7,474,515	$7,031,042

Common shares outstanding	79,566,356	79,553,460	79,503,552

Tangible common equity to tangible assets	10.63%	10.99%	11.00%
Tangible common equity per share	$10.43	$10.32	$9.72

	Three Months Ended					Twelve Months Ended
ALLOWANCE FOR LOAN LOSSES:	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014
Balance at beginning of period	$71,110	$70,118	$69,594	$67,758	$68,232	$67,758	$67,320
Provision for loan losses	4,900	600	1,000	1,500	2,360	8,000	12,638
Recoveries	955	2,171	975	1,461	3,225	5,562	5,559
Charge offs	(557)	(1,779)	(1,451)	(1,125)	(6,059)	(4,912)	(17,759)
Balance at end of period	$76,408	$71,110	$70,118	$69,594	$67,758	$76,408	$67,758
Net charge offs/average gross loans (annualized)	(0.03)%	(0.03)%	0.03%	(0.02)%	0.21%	(0.01)%	0.23%

	Three Months Ended					Twelve Months Ended
NET CHARGED OFF/(RECOVERED) LOANS BY TYPE	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014
Real estate loans	$(254)	$(505)	$13	$(460)	$(265)	$(1,206)	$1,754
Commercial loans	(127)	(25)	560	111	3,104	519	10,576
Consumer loans	(17)	138	(97)	13	(5)	37	(130)
Total net charge offs / (recoveries)	$(398)	$(392)	$476	$(336)	$2,834	$(650)	$12,200

Table Page 7

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

NONPERFORMING ASSETS	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Delinquent loans on nonaccrual status [3]	$40,801	$32,446	$39,681	$38,755	$46,353
Delinquent loans 90 days or more on accrual status [4]	375	—	333	—	361
Accruing restructured loans	47,984	54,274	57,393	57,905	57,128
Total nonperforming loans	89,160	86,720	97,407	96,660	103,842
Other real estate owned	21,035	21,350	20,187	19,606	21,938
Total nonperforming assets	$110,195	$108,070	$117,594	$116,266	$125,780
Nonperforming assets/total assets	1.39%	1.43%	1.60%	1.60%	1.76%
Nonperforming assets/loans receivable & OREO	1.76%	1.80%	2.01%	2.03%	2.25%
Nonperforming assets/total capital	11.75%	11.63%	12.94%	12.93%	14.25%
Nonperforming loans/loans receivable	1.43%	1.45%	1.67%	1.69%	1.87%
Nonaccrual loans/loans receivable	0.65%	0.54%	0.68%	0.68%	0.83%
Allowance for loan losses/loans receivable	1.22%	1.19%	1.21%	1.22%	1.22%
Allowance for loan losses/nonaccrual loans	187.27%	219.16%	176.70%	179.57%	146.18%
Allowance for loan losses/nonperforming loans	85.70%	82.00%	71.98%	72.00%	65.25%
Allowance for loan losses/nonperforming assets	69.34%	65.80%	59.63%	59.86%	53.87%

[3]    Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $18.7 million, $19.9 million, $22.6 million, $26.1 million, and $28.9 million at December 31, 2015, September, 30, 2015, June 30, 2015, March 31, 2015, and December 31, 2014, respectively.

[4]    Excludes Acquired Credit Impaired Loans totaling $12.2 million, $18.5 million, $23.0 million, $24.1 million, and $30.4 million at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015, and December 31, 2014, respectively.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Retail buildings	$5,593	$5,631	$5,705	$5,956	$6,050
Hotels/motels	1,342	7,632	8,012	8,095	8,172
Gas stations/car washes	845	—	—	—	—
Mixed-use facilities	1,124	775	844	784	789
Warehouses	5,635	5,698	5,759	6,180	5,880
Other [5]	33,445	34,538	37,073	36,890	36,237
Total	$47,984	$54,274	$57,393	$57,905	$57,128

[5] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Legacy
30 - 59 days	$3,104	$4,380	$3,457	$4,901	$2,084
60 - 89 days	1,678	2,874	1,546	1,565	1,812
Total delinquent loans less than 90 days past due - legacy	$4,782	$7,254	$5,003	$6,466	$3,896

Acquired
30 - 59 days	$3,170	$2,382	$1,553	$1,294	$1,806
60 - 89 days	39	147	629	66	436
Total delinquent loans less than 90 days past due - acquired	$3,209	$2,529	$2,182	$1,360	$2,242

Total delinquent loans less than 90 days past due	$7,991	$9,783	$7,185	$7,826	$6,138

Table Page 8

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014

Legacy
Real estate loans	$2,179	$2,467	$2,240	$2,127	$2,475
Commercial loans	1,676	4,737	2,734	4,082	1,385
Consumer loans	927	50	29	257	36
Total delinquent loans less than 90 days past due - legacy	$4,782	$7,254	$5,003	$6,466	$3,896

Acquired
Real estate loans	$2,572	$2,335	$1,843	$1,145	$1,747
Commercial loans	349	164	333	199	382
Consumer loans	288	30	6	16	113
Total delinquent loans less than 90 days past due - acquired	$3,209	$2,529	$2,182	$1,360	$2,242

Total delinquent loans less than 90 days past due	$7,991	$9,783	$7,185	$7,826	$6,138

NONACCRUAL LOANS BY TYPE	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014

Real estate loans	$24,375	$23,361	$25,922	$25,126	$30,989
Commercial loans	15,600	7,995	12,031	12,591	14,302
Consumer loans	826	1,090	1,728	1,038	1,062
Total non-accrual loans	$40,801	$32,446	$39,681	$38,755	$46,353

CRITICIZED LOANS	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Legacy
Special mention	$85,945	$116,267	$102,725	$90,041	$96,092
Substandard	126,880	97,225	103,074	111,162	114,369
Doubtful	20	184	220	228	39
Loss	—	—	—	—	—
Total criticized loans - legacy	$212,845	$213,676	$206,019	$201,431	$210,500

Acquired
Special mention	$18,241	$25,388	$27,070	$22,257	$26,243
Substandard	74,482	79,774	90,262	96,655	107,506
Doubtful	2,194	1,537	1,833	1,947	2,148
Loss	—	—	—	—	—
Total criticized loans - acquired	$94,917	$106,699	$119,165	$120,859	$135,897

Total criticized loans	$307,762	$320,375	$325,184	$322,290	$346,397

Table Page 9